                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of ___________, 2003, is between ASHFORD HOSPITALITY TRUST, INC., a corporation organized under the laws of the State of Maryland and having its principal place of business at Dallas, Texas (hereinafter, the "REIT"), ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware and having its principal place of business at Dallas, Texas (the Operating Partnership"), and MONTGOMERY J. BENNETT, an individual residing in Dallas, Texas (the "Executive").

                                   RECITALS:

         A. The REIT and the Operating Partnership (collectively, the "Company") desire to employ the Executive in ------- the capacities and on the terms and conditions set out below; and

         B. The Executive desires to accept such employment with the Company, on the terms and conditions set forth below.

         NOW, THEREFORE, the Company and the Executive, in consideration of the respective covenants set out below, hereby agree as follows:

         1. EMPLOYMENT.

         (a) POSITIONS. During the Term (defined below), the Executive shall be employed by the Company as President and Chief Executive Officer. At the Company's request, the Executive shall serve the Company's subsidiaries and affiliates in other offices and capacities in addition to the foregoing. If the Executive, during the Term, serves in any one or more of such additional capacities, the Executive's compensation shall not be increased beyond that provided in Sections 3, 4 or 5 below. Further, if the Executive's service in one or more of such additional capacities is terminated, the Executive's compensation provided herein shall not be reduced for so long as the Executive otherwise remains employed by the Company under the terms of this Agreement.

         (b) RESPONSIBILITIES. The Executive's principal employment duties and responsibilities shall be those duties and responsibilities customary for the positions of President and Chief Executive Officer and such other executive duties and responsibilities as the Board of Directors of the REIT (the "Board") shall from time to time reasonably assign to the Executive. The Executive will be responsible for and have authority over the day-to-day operational management of the Company. The Executive shall report directly to the Board. All other officers of the Company shall report to the Executive or such person(s) as the Executive may designate from time to time.

         (c) EXTENT OF SERVICES. Except for (i) the time reasonably required to perform the Executive's duties and responsibilities as Chief Executive Officer and President of Remington Hotel Corporation ("RHC"), Remington Lodging & Hospitality, L.P. ("Remington Lodging") and their affiliates (so long as such duties do not materially interfere with the performance of the Executive's duties hereunder), and (ii) illnesses and vacation periods, the

Executive shall devote substantially all of his working time and attention and his best efforts to the performance of his duties and responsibilities under this Agreement and shall not be otherwise employed. However, the Executive may (so long as the following do not materially interfere with the performance of the Executive's duties hereunder) (i) make any passive investments where he is not obligated or required to, and shall not in fact, devote material managerial efforts (provided that the Executive may make and continue investments in accordance with the terms of that certain Mutual Exclusivity Agreement, herein so called, among RHC, Remington Lodging and their affiliates (herein collectively called the "Remington Affiliates"), and the Company and its affiliates dated on or about the date hereof), (ii) participate in charitable, academic or community activities or in trade or professional organizations,
(iii) hold directorships in charitable or non-profit organizations, (iv) subject to Board approval (which approval shall not be unreasonably withheld or withdrawn), hold directorships in other companies, except only that the Board shall have the right to limit such services as a director or such participation whenever the Board shall reasonably believe that the time spent on such activities infringes in any material respect upon the time required by the Executive for the performance of his duties under this Agreement or is otherwise incompatible with those duties, or (v) hold directorships in private companies owned by the Executive (or Archie Bennett, Jr.) consistent with the Mutual Exclusivity Agreement. Further, it is agreed that to the extent any such activities have been conducted by the Executive prior to the Effective Date, the continued reasonable conduct of such activities (or reasonable activities similar in nature and scope thereto) subsequent to the Effective Date shall not, subject to the conditions and limitations of the Mutual Exclusivity Agreement, thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company; provided, that no such activity that violates the non-competition provisions herein shall be permitted.

         2. TERM. This Agreement shall become effective as of the date of the closing of the initial public offering of shares of the REIT's common stock (the "Effective Date") and shall continue for a Term ending on December 31, 2007 (the "Initial Termination Date") unless it is sooner terminated pursuant to Section 7; provided, however, that this Agreement shall be automatically extended for one additional year on the Initial Termination Date and on each subsequent anniversary of the Initial Termination Date, unless either the Company or the Executive elect not to extend the Term of this Agreement by notifying the other party in writing of such election not less than one hundred eighty (180) days prior to the expiration of the then current Term. For purposes of this Agreement, "Term" shall mean the actual duration of the Executive's employment hereunder, taking into account any extension pursuant to this Section 2 or early termination of employment pursuant to Section 7.

         3. SALARY. The Company shall pay the Executive a Base Salary which shall be payable in periodic installments, less statutory deductions and withholdings, according to the Company's normal payroll practices. Commencing as of the Effective Date, the Executive's base salary shall be FOUR HUNDRED TWENTY-FIVE THOUSAND Dollars ($425,000) per year. The Board or a Compensation Committee duly appointed by the Board (the "Compensation Committee") shall thereafter review the Executive's Base Salary annually to determine within its sole discretion whether and to what extent the Executive's salary may be increased (for the purposes of this Agreement, the term "Base Salary" shall mean the amount established and adjusted from time to time pursuant to this Section
3).

         4. INITIAL RESTRICTED STOCK AWARD. Effective upon execution of this Agreement, the Company shall grant to the Executive, within thirty (30) days after the Effective Date, a restricted stock award of 0.71% of the fully-diluted shares of the common stock outstanding on the forty-fifth (45th) day after closing of the initial public offering of shares of the REIT's common stock, excluding shares issued to the underwriters as compensation to the underwriters. Such stock shall be subject to restrictions on transfer by the Executive and repurchase by the Company such that the Executive shall not be permitted to transfer such shares (other than succession by will or operation of laws of descent and distribution) and the Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if the Executive shall terminate employment from the Company, provided that such transfer and repurchase restrictions shall lapse with respect to 33.33% of such initial shares on the one-year anniversary date of the issuance of the shares and on each subsequent anniversary of the issuance of the shares that the Executive shall remain continuously as an employee of the Company as of such date.

         5. ANNUAL INCENTIVE AWARDS.

         (a) INCENTIVE BONUS. The Executive shall be entitled to receive an annual cash incentive bonus (the "Incentive Bonus") for each calendar year during the Term of this Agreement based on the level of accomplishment of management and performance objectives as established by the Board or Compensation Committee. Except as otherwise provided in Section 8, if the Executive is not employed for the full calendar year, the Executive shall be paid a pro-rated Incentive Bonus in an amount equal to the product of (x) the amount of the Incentive Bonus for the calendar year to which the Executive would have been entitled if the Executive had remained employed for the entire calendar year and (y) a fraction, the numerator of which is the number of days in the applicable calendar year for which the Executive was employed through the last day of his employment and the denominator of which is the 365 days of the calendar year. The minimum Incentive Bonus for the initial Term ending on the Initial Termination Date shall be not less than 75% of Base Salary, and the maximum Incentive Bonus amount shall be 125% of Base Salary. The Incentive Bonus shall be paid as soon as reasonably practical following each calendar year.

         (b) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Term, the Executive shall be entitled to participate in all other incentive plans, stock and option plans, practices, policies and other programs, and all savings and retirement plans, practices, polices and programs, in each case that are applicable generally to senior executives of the Company, as may be adopted, from time to time, by the Company's Compensation Committee.

         6. BENEFITS.

         (a) VACATION. The Executive will be entitled to four (4) weeks of paid vacation per calendar year. Vacation time not used within the calendar year will not carry forward. The Executive shall not be entitled to cash in lieu of any unused vacation time except as provided in this Agreement.

         (b) SICK LEAVE. The Executive shall be entitled to paid sick leave in accordance with the sick leave policies of the Company in effect for other senior executive officers.

         (c) EMPLOYEE BENEFITS. The Executive and his spouse and eligible dependents, if any, and their respective designated beneficiaries where applicable, will be eligible for and entitled to participate in other benefits maintained by the Company for its senior executive officers, as such benefits may be modified from time to time and for all such employees, such as, without limitation, any medical, dental, pension, 401(k), accident, disability, and life insurance benefits, on a basis not less favorable than that applicable to other executives of the Company. The Executive will also be entitled to appropriate office space, administrative support, secretarial assistance, and such other facilities and services as are suitable to the Executive's positions and adequate for the performance of the Executive's duties.

         (d) EXPENSES. The Executive will be entitled to reimbursement of all reasonable expenses, in accordance with the Company's policy as in effect from time to time and on a basis not less favorable than that applicable to other executives of the Company, including, without limitation, telephone, travel and entertainment expenses incurred by the Executive in connection with the business of the Company, promptly upon the presentation by the Executive of appropriate documentation.

         (e) D&O INSURANCE COVERAGE. During and for a period three (3) years after the Term, the Executive shall be entitled to director and officer insurance coverage for his acts and omissions while an officer and director of the Company on a basis no less favorable to him than the coverage provided current officers or directors.

         7. TERMINATION. The employment of the Executive by the Company and this Agreement (except as otherwise provided herein) shall terminate upon the occurrence of any of the following:

         (a) DEATH OR DISABILITY. Immediately upon death or Disability of the Executive. As used in this Agreement, "Disability" shall mean an inability to perform the essential functions of his duties, with or without reasonable accommodation, for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company, provided that if the Executive (or his guardian) and the Company do not agree on a physician, the Executive (or his guardian) and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties. The appointment of one or more individuals to carry out the offices or duties of the Executive during a period of the Executive's inability to perform such duties and pending a determination of Disability shall not be considered a breach of this Agreement by the Company.

         (b) FOR CAUSE. At the election of the Company, for Cause, immediately upon written notice by the Company to the Executive unless the Executive fully corrects the circumstances constituting Cause within the cure periods provided below, if applicable. For purposes of this Agreement, "Cause" for termination shall be deemed to exist solely in the event of the following:

                  (i) The conviction of the Executive of, or the entry of a plea of guilty or nolo contendere by the Executive to, a felony (exclusive of a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the Executive on a PER SE basis due to the Company offices held by the Executive, so long as any act or omission of the Executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board);

                  (ii) willful breach of duty of loyalty which is materially detrimental to the Company which is not cured to the reasonable satisfaction of the Board within fifteen (15) days following written warning to the Executive from the Board describing the alleged circumstances;

                  (iii) willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the directives of the Board which continues for fifteen (15) days after written warning to the Executive that it will be deemed a basis for a "For Cause" termination;

                  (iv) gross negligence or willful misconduct in the performance of the Executive's duties (which is not cured by the Executive within 30 days after written warning from the Board);

                  (v) the Executive's willful commission of an act of dishonesty resulting in economic or financial injury to the Company or willful commission of fraud; or

                  (vi) the Executive's chronic absence from work for reasons other than illness.

         For purposes of this Section, no act, or failure to act, on the Executive's part will be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without a reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advise of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than 2/3rds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of any of the conduct described in this Section 7(b), and specified in the particulars thereof in detail; provided, that if the Executive is a member of the Board, neither the Executive nor any family member of the Executive shall vote on such resolution nor shall they be counted in determining the "Entire Membership" of the Board.

         (c) WITHOUT CAUSE OR GOOD REASON. At the election of the Company, without Cause, and at the election of the Executive, without Good Reason, in either case upon sixty (60) days' prior written notice to the Executive or to the Company, as the case may be. Provided, however, that if the Executive gives notice, without Good Reason, the Company may waive all or a portion of the sixty (60) days' written notice and accelerate the effective date of the termination.

         (d) FOR GOOD REASON. At the election of the Executive, for Good Reason, which is not cured by the Company within thirty (30) days after written notice from the Executive to the Company setting forth a description of the circumstances constituting Good Reason. For purposes of this Agreement, "Good Reason" shall mean any of the following actions, omissions or events occurring without the Executive's prior written consent:

                  (i) The removal without Cause from, or failure to re-elect the Executive as a Director on the Board of Directors of the Company during the initial Term ending on the Initial Termination Date or, if the Company has not already or in connection therewith elected to terminate the Executive's employment hereunder pursuant to Section 8(c), after such initial Term;

                  (ii) the assignment to the Executive of any duties, responsibilities, or reporting requirements inconsistent with his positions as President, Chief Executive Officer, and Director on the Board of Directors of the Company, or any material diminishment, on a cumulative basis, of the Executive's overall duties, responsibilities, or status;

                  (iii) a reduction by the Company in the Executive's annual Base Salary;

                  (iv) the failure by the Company to honor the minimum Incentive Bonus or to honor the initial restricted stock award referenced in Sections 4 and 5 hereof, unless equitable alternative compensation arrangements (embodied in ongoing substitute or alternative plans) have been provided for the Executive;

                  (v) the requirement by the Company that the principal place of business at which the Executive performs his duties be changed to a location outside the greater Dallas metropolitan area;

                  (vi) any material breach by the Company of any provision of this Agreement;

         or

                  (vii) Archie Bennett, Jr. is removed without Cause in his capacity as Chairman of the Board, as the term "Cause" is defined in that certain Non-Compete/Services Agreement (the "ABJ Non-Compete/Services Agreement") dated on or about the Effective Date; the Company fails to renew the ABJ Non-Compete/Services Agreement; or Archie Bennett, Jr. leaves for "Good Reason" as defined in the ABJ Non-Compete/ Services Agreement.

         (e) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other parties hereto given in accordance with Section 17(a) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (provided that the date specified shall not be more than thirty
(30) days after the giving of the notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive of the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         (f) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified in the notice (provided that the date specified shall not be more than thirty (30) days after the giving of the notice), as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination or such later date specified in such notice, (iii) if the Executive's employment is terminated by the Executive without Good Reason, the Date of Termination shall be the date on which the Executive notifies the Company of such termination or such later date specified in such notice, unless otherwise agreed by the Company and the Executive, and (iv) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death or Disability of the Executive, as the case may be.

         8. EFFECTS OF TERMINATION.

         (a) TERMINATION FOR DEATH OR DISABILITY; BY THE COMPANY WITHOUT CAUSE AFTER INITIAL TERM; OR NON-RENEWAL BY THE COMPANY. If the employment of the Executive should terminate by reason of (i) death of the Executive or Disability, (ii) termination by the Company for any reason (other than Cause) after the initial Term ending on the Initial Termination Date, or (iii) the Company's failure to renew this Agreement at the initial Term ending on the Initial Termination Date or any time thereafter, then all compensation and benefits for the Executive shall be as follows:

                  (i) The Executive shall be paid, in a single lump sum payment within thirty (30) days after the Date of Termination, the aggregate amount of (A) the Executive's earned but unpaid Base Salary and accrued but unpaid vacation through the Date of Termination, and any Incentive Bonus required to be paid to the Executive pursuant to Section 5(a) above for the prior calendar year to the extent not previously paid, and reimbursement of all expenses through the Date of Termination as required pursuant to Section 6(d) hereof (the "Accrued Obligations"), and (B) one (the "Severance Multiple") times the sum of (x) the Base Salary in effect on the Termination Date plus (y) the average Incentive Bonus received by the Executive for the three complete calendar years (or such lesser number of calendar years as the Executive has been employed by the Company) immediately prior to the Termination Date (the "Severance Payment").

                  (ii) At the time when incentive bonuses are paid to the Company's other senior executives for the calendar year of the Company in which the Date of Termination occurs, the Executive shall be paid a pro-rated Incentive Bonus in an amount equal to the product of (x) the amount of the Incentive Bonus to which the Executive would have been entitled if the Executive had remained employed for the entire calendar year and (y) a fraction, the numerator of which is the number of days in the applicable calendar year for which the Executive was employed through the Date of Termination and the denominator of which is the 365 days of the calendar year (a "Pro-Rated Bonus").

                  (iii) The Company will allow the Executive and his dependents, at the Company's cost, to continue to participate for a period of eighteen (18) months following the Date of Termination in any and all of the employee welfare benefit plans of the Company in which the Executive was entitled to participate immediately prior to his termination, to the same extent and upon the same terms as the Executive participated in such plans prior to his termination (the "Other Benefits"); PROVIDED, that the Executive's continued participation is permissible under the general terms and provisions of such plans. To the extent that continued participation is not permissible, the Company shall take such actions as may be necessary to provide the Executive with substantially comparable benefits (without additional cost to the Executive) outside the scope of such plans. If the Executive engages in regular employment after his termination of employment with any organization other than a Remington Affiliate, any employee welfare benefits received by the Executive in consideration of such employment which are similar in nature to the employee welfare benefits provided by the Company will relieve the Company of its obligation under this Section 8(a)(iii) to provide comparable benefits to the extent of the benefits so received.

                  (iv) The Executive's restricted shares awarded under Section 4 hereof shall immediately vest, and any annual performance shares or options awarded under Section 5(b) hereof shall immediately vest. Without limiting the foregoing, it is agreed that if the Executive's employment is terminated pursuant to this Section 8(a), all outstanding stock options, restricted stock and other equity awards granted to the Executive under any of the Company's equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall become immediately vested and exercisable in full.

         (b) TERMINATION BY THE COMPANY WITHOUT CAUSE DURING INITIAL TERM OR BY THE EXECUTIVE WITH GOOD REASON. In the event that the Executive's employment is terminated by the Company for any reason other than Cause before the Initial Termination Date, or by the Executive with Good Reason, the Company will pay the Executive the same Accrued Obligations, Pro-Rated Bonus, employee welfare benefits and accelerated vesting, all as provided in Sections 8(a)(i) (ii),
(iii) and (iv) above at the times as provided in such sections. In addition, the Executive shall be entitled to a Severance Payment determined and paid in accordance with Section 8(a)(i) above; PROVIDED, HOWEVER, the Severance Multiple shall be three (3). Without limiting the foregoing, it is agreed that if the Executive's employment is terminated pursuant to this Section 8(b), all outstanding stock options, restricted stock and other equity awards granted to the Executive under any of the Company's equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall become immediately vested and exercisable in full.

         (c) TERMINATION BY EXECUTIVE WITHOUT GOOD REASON. If the Executive's employment is terminated by the Executive without Good Reason including a resignation by the Executive without Good Reason and including an election not to renew this Agreement by the Executive, the Company will pay the Executive the Accrued Obligations as provided in Section 8(a)(i) above but the Executive shall not be entitled to the Severance Payment, Pro-rated Bonus, the Other Benefits and accelerated vesting set forth in Sections 8(a)(i), (ii), (iii) and (iv) hereof; provided, however, that if such termination under this Section 8(c) occurs prior to the Initial Termination Date, then the Company will allow the Executive and his dependents, at the Company's cost, during the Non-Compete Period, to continue to participate in any and all of the employee welfare benefit plans of the Company in which the Executive was entitled to participate immediately prior to his termination, to the same extent and upon the same terms as the Executive participated in such plans prior to his termination as allowed under the general terms and provisions of such plans. HOWEVER, if the Executive is re-employed after his termination of employment with any organization other than a Remington Affiliate, any employee welfare benefits received by the Executive in consideration of such employment which are similar in nature to the employee welfare benefits provided by the Company will relieve the Company of its obligation under this Section 8(c) to provide comparable benefits to the extent of the benefits so received. In addition, in consideration for the Executive's agreement for honoring the non-compete and non-solicitation covenants in Section 11 hereof for a period of one (1) year following the Date of Termination resulting from this Section 8(c), the Company shall pay the Executive a non-compete payment (the "Non-Compete Payment") equal to the Severance Payment determined with a Severance Multiple equal to one (1). The Non-Compete Payment shall be paid monthly over the one-year non-compete period in equal monthly installments of one-twelfth (1/12th) of the Non-Compete Payment.

         (d) TERMINATION BY THE COMPANY FOR CAUSE. If the Executive's employment is terminated by the Company for Cause, the Company will pay the Executive the Accrued Obligations as provided in Section 8(a)(i) above but the Executive shall not be entitled to the Severance Payment, Pro-Rated Bonus, the Other Benefits and accelerated vesting set forth in Sections 8(a)(i), (ii), (iii) and (iv) hereof.

         (e) TERMINATION OF AUTHORITY. Immediately upon the Date of Termination or upon the expiration of this Agreement, notwithstanding anything else to the contrary contained herein or otherwise, the Executive will stop serving the functions of his terminated or expired positions, and shall be without any of the authority or responsibility for such positions. On request of the Board at any time following the termination of the Executive's employment by the Company for Cause or by the Executive without Good Reason (including Executive's termination of his employment after a Change in Control (as defined herein)), the Executive agrees to resign immediately from the Board, if then a member.

         (f) RELEASE OF CLAIMS. As conditions of Executive's entitlement to the Severance Payment, Non-Compete Payment and benefits provided by this Agreement, the Executive shall be required to execute and honor the terms of a waiver and release of claims against the Company substantially in the form attached hereto as Exhibit "A" (as may be modified consistent with the purposes of such waiver and release to reflect changes in law following the date hereof).

         9. CHANGE OF CONTROL.

         (a) CHANGE OF CONTROL. For purposes of this Agreement, a "Change of Control" will be deemed to have taken place upon the occurrence of any of the following events:

                  (i) Any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than
         (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) any Remington Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding;

                  (ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

                  (iii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets; or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

                  (iv) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election to the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

         (b) CERTAIN BENEFITS UPON A CHANGE OF CONTROL. If a Change in Control occurs during the Term and the Executive's employment is terminated by the Company without Cause or by the Executive for any reason on or before the one
(1) year anniversary of the effective date of the Change in Control, then the Executive shall be entitled to the Accrued

Obligations, Pro-Rated Bonus, employee welfare benefits and accelerated vesting, all as provided in Sections 8(a)(i), (ii), (iii) and (iv) above at the times as provided in such sections. In addition, the Executive shall be entitled to a Severance Payment determined and paid in accordance with Section 8(a)(i) above; PROVIDED, HOWEVER, the Severance Multiple shall be three (3). Without limiting the foregoing, it is agreed that if the Executive's employment is terminated pursuant to this Section 9(b), all outstanding stock options, restricted stock and other equity awards granted to the Executive under any of the Company's equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall become immediately vested and exercisable in full.

         (c) EXCISE TAX.

                  (i) In the event that any payment or benefit received or to be received by the Executive in connection with a Change of Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change of Control or any person affiliated with the Company or such person) (all such payments and benefits being hereinafter called "Total Payments") will be subject (in whole or part) to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then, subject to the provisions of Section 9(c)(ii) hereof, the Company will pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 9(c)(i), will be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on such date, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  (ii) In the event that, after giving effect to any redeterminations described in Section 9(c)(iv) hereof, a reduction in the Total Payments to the largest amount that would result in no portion of the Total Payments being subject to the Excise Tax (after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement) would produce a net amount (after deduction of the net amount of federal, state and local income tax on such reduced Total Payments) that would be greater than the net amount of unreduced Total Payments (after deduction of the net amount of federal, state and local income tax and the amount of Excise Tax to which the Executive would be subject in respect of such Total Payments), then Section 9(c)(i) hereof will not apply and the Total Payments will be so reduced.

                  (iii) The determination of whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax will be made by the Company's independent auditors. The Company will provide the Executive with its calculation of the amounts referred to in this Section 9(c) and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations. If the Executive disputes the Company's calculations (in whole or in part), the reasonable opinion of the Company's independent auditors with respect to the matter in dispute will prevail.

                  (iv) In the event that (A) the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of payment of the Total Payments and (B) after giving effect to such redetermination, the Total Payments are reduced pursuant to
         Section 9(c)(ii) hereof, the Executive will repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in the Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that (X) the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment) and (Y) after giving effect to such redetermination, the Total Payments are not reduced pursuant to Section 9(c)(ii) hereof, the Company will make an additional Gross-Up Payment in respect of such excess and in respect of any portion of the Excise Tax with respect to which the Company had not previously made a Gross-Up Payment (plus any interest, penalties or additions payable by the Executive with respect to such excess and such portion) at the time that the amount of such excess is finally determined.

                  (v) The Executive shall notify the Company in writing of any claim that, if successful, would require the payment by the Company of a Gross-Up Payment or might entitle the Company to the refund of all or part of any previous Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is required to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall: (i) give the Company any information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney jointly selected by the Executive and the Company; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and
         (iv) permit the Company to participate in any proceedings relating to such claim. The Company shall bear and pay directly all costs and expenses (including legal fees and additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax

         (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

                  (vi) Without limitation on the foregoing, the Company shall control all audits and proceedings taken in connection with any claim, audit or proceeding involving Excise Taxes or Gross-Up Payments and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of any such claim, audit or proceeding and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the tax in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, HOWEVER, that if the Company directs the Executive to pay such tax and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance. The Company's control of the contest shall be limited to issues with respect to which such a Gross-Up Payment would be payable or refundable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue.

         10. CONFIDENTIAL INFORMATION. The Executive recognizes and acknowledges that the Executive has and will have access to confidential and proprietary information of the Company which constitute valuable, special, and unique assets of the Company. The term "Confidential Information" as used in this Agreement shall mean all information which is known only to the Executive, the Company, the Remington Affiliates with respect to a Remington Transaction (as defined in the Mutual Exclusivity Agreement), other employees of the Company, or others in a confidential relationship with the Company, and relating to the Company's business (including, without limitation, information regarding clients, customers, pricing policies, methods of operation, proprietary company programs, sales, acquisitions, products, profits, costs, conditions (financial or other), cash flows, key personnel, formulae, product applications, technical processes, and trade secrets, as such information may exist from time to time, which the Executive acquired or obtained by virtue of work performed for the Company, or which the Executive may acquire or may have acquired knowledge of during the performance of said work.

         The Executive acknowledges that the Company has put in place certain policies and practices to keep such Confidential Information secret, including disclosing the information only on a need-to-know basis. The Executive further acknowledges that the Confidential Information has been developed or acquired by the Company through the expenditure of substantial time, effort, and money and provides the Company with an advantage over competitors who do not know such Confidential Information. Finally, the Executive acknowledges that such Confidential Information, if revealed to or used for the benefit of the Company's competitors or in a manner contrary to the Company's interests, would cause extensive and immeasurable harm to the Company and to the Company's competitive position.

         The Executive shall not, during the Term or at any time after this Agreement ends, for a period of two (2) years thereafter, use for personal gain or detrimentally to the Company all or any part of the Confidential Information, or disclose or make available all or any part of the Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required for the benefit of the Company pursuant to his employment hereunder, unless and until such Confidential Information becomes publicly available other than as a consequence of the breach by the Executive of his confidentiality obligations hereunder.

         The Executive acknowledges that the Confidential Information shall remain at all times the exclusive property of the Company, and no license is granted. In the event of the termination of his employment, whether voluntary or involuntary and whether by the Company or the Executive, or within seven (7) business days of the Company's request under any other circumstances, the Executive shall deliver to the Company all Confidential Information, in any form whatsoever, including electronic formats, and shall not take with him any Confidential Information or any reproductions (in whole or in part) or extracts of any items relating to the Confidential Information. The Company acknowledges that prior to his employment with the Company, the Executive has lawfully acquired extensive knowledge of the industries in which the Company engages in business including, without limitation, markets, valuation methods and techniques, capital markets, investor relationships and similar items, and that the provisions of this Section 10 are not intended to restrict the Executive's use of such previously acquired knowledge.

         In the event that the Executive receives a request or is required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or any part of the Confidential Information, the Executive agrees to (a) promptly notify the Company of the existence, terms and circumstances surrounding such request or requirement, (b) consult with the Company on the advisability of taking legally available steps to resist or narrow such request or requirement and (c) assist the Company in seeking a protective order or other appropriate remedy; provided, however, that the Executive shall not be required to take any action in violation of applicable laws. In the event that such protective order or other remedy is not obtained or that the Company waives compliance with the provisions hereof, the Executive shall not be liable for such disclosure unless disclosure to any such tribunal was caused by or resulted from a previous disclosure by the Executive not permitted by this Agreement.

         11. NON-COMPETITION AND NONSOLICITATION. During the Term and any Non-Compete Period (hereinafter defined), the Executive will not, directly or indirectly, either as a principal, agent, employee, employer, stockholder or partner: (i) engage in any "Competitive Business," or (ii) employ or solicit the employment of, or assist others in employing or soliciting the employment of, any individual employed by the Company at any time while the Executive was also so employed; PROVIDED, HOWEVER, the foregoing shall not prohibit or limit the Executive's right to (i) pursue investments, transactions or businesses allowed pursuant to the terms of the Mutual Exclusivity Agreement, (ii) continue the Executive's ownership, investment, management and operation of the Remington Affiliates consistent with the terms of the Mutual Exclusivity Agreement, (iii) continue the Executive's ownership, investment, management and operation of all existing investments of the Executive and the Remington

Affiliates as of the Effective Date consistent with the terms of the Mutual Exclusivity Agreement, and (iv) remain an officer and/or director of all Remington Affiliates consistent with the terms of the Mutual Exclusivity Agreement.

         For purposes of this Section 11, "Competitive Business" means acquiring, investing in or with respect to, owning, leasing, managing or developing hotel properties in the United States or originating or acquiring loans in respect of hotel properties in the United States where the Executive has duties or performs services that are the same or similar to those services actually performed by the Executive for the Company.

         For purposes of this Section 11, the "Non-Compete Period" shall mean:

                  (i) In the case of a termination of the Executive's employment as a result of Disability, or a termination by the Executive without Good Reason (including, without limitation, a resignation by the Executive without Good Reason or an election not to renew by the Executive), a period during the Term and ending one (1) year after the Date of Termination;

                  (ii) in the case of a termination of the Executive's employment as a result of a termination by the Company for Cause, a period during the Term and ending eighteen (18) months after the Date of Termination;

                  (iii) in the case of a termination of the Executive's employment as a result of (i) a Change in Control, (ii) a termination by the Executive for Good Reason, or (iii) a termination by the Company for any reason other than Cause, only during the Term; or

                  (iv) notwithstanding the foregoing, in all cases the Non-Compete Period shall terminate effective on the termination of the REIT Exclusivity Rights (as defined in the Mutual Exclusivity Agreement) by Remington Lodging as a result of a Remington Termination Event (and provided further that upon such termination of the Non-Compete Period, the outstanding Non-Compete Payment shall be paid by the Company within five (5) days of such termination to the Executive).

         The Executive acknowledges that the services provided by the Executive are of a special, unique, and extraordinary nature. The Executive further acknowledges that his work and experience with the Company will enhance his value to a Competitive Business, and that the nature of the Confidential Information to which the Executive has immediate access and will continue to have access during the course of his employment makes it difficult, if not impossible, for him to engage in any Competitive Business or work in any capacity similar to the Executive's duties or services with the Company without disclosing or utilizing the Confidential Information. The Executive further acknowledges that his work and experience with the Company places him in a position of trust with the Company.

         The Executive agrees that restraints imposed upon him pursuant to this Section are necessary for the reasonable and proper protection of the Company and its subsidiaries and affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The parties further agree that, in the event that any provision of this Section shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

         12. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         13. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as expressly provided, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred (within 30 days following the Company's receipt of an invoice from the Executive), to the full extent permitted by law, all reasonable legal fees and expenses which the Executive or his beneficiaries may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive or his beneficiaries about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(a) of the Code. The preceding sentence shall not apply with respect to any such contest if the court having jurisdiction over such contest determines that the Executive's claim in such contest is frivolous or maintained in bad faith.

         14. DISPUTES.

         (a) EQUITABLE RELIEF. The Executive acknowledges and agrees that upon any breach by the Executive of his obligations under Sections 10 or 11 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

         (b) ARBITRATION. Excluding only requests for equitable relief by the Company under Section 14(a) of this Agreement, in the event that there is any claim or dispute arising out of or relating to this Agreement, or the breach thereof, and the parties hereto shall not have resolved such claim or dispute within 60 days after written notice from one party to the other setting forth the nature of such claim or dispute, then such claim or dispute shall be settled exclusively by binding arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association by an arbitrator mutually agreed upon by the parties hereto or, in the absence of such agreement, by an arbitrator selected according to such Rules. Notwithstanding the foregoing, if either the Company or the Executive shall request, such arbitration shall be conducted by a panel of three arbitrators, one selected by the Company, one selected by the Executive and the third selected by agreement of the first two, or, in the absence of such agreement, in accordance with such Rules. Neither party shall have the right to claim or recover punitive damages. Judgment upon the award rendered by such arbitrator(s) shall be entered in any Court having jurisdiction thereof upon the application of either party.

         15. INDEMNIFICATION. The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive, including the cost of legal counsel selected and retained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being or having been an officer, director, or employee of the Company or any subsidiary or affiliate of the Company.

         16. COOPERATION IN FUTURE MATTERS. The Executive hereby agrees that, for a period of one (1) year following his termination of employment, he shall cooperate with the Company's reasonable requests relating to matters that pertain to the Executive's employment by the Company, including, without limitation, providing information or limited consultation as to such matters, participating in legal proceedings, investigations or audits on behalf of the Company, or otherwise making himself reasonably available to the Company for other related purposes. Any such cooperation shall be performed at times scheduled taking into consideration the Executive's other commitments, including business and family matters, and the Executive shall be compensated at a reasonable hourly or PER DIEM rate to be agreed by the parties to the extent such cooperation is required on more than an occasional and limited basis. The Executive shall not be required to perform such cooperation to the extent it conflicts with any requirements of exclusivity of services for another employer or otherwise, nor in any manner that in the good faith belief of the Executive would conflict with his rights under or ability to enforce this Agreement.

         17. GENERAL.

         (a) NOTICES. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if sent by overnight courier or by certified mail, return receipt requested, postage prepaid or sent by written telecommunication or telecopy, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 17(a).

        If to the Company, to:        Ashford Hospitality Trust, Inc.
                                      14180 Dallas Parkway, Suite 900
                                      Dallas, Texas  75254
                                      Attn: Chairman of the Board of Directors
        with a copy to:               Ashford Hospitality Trust, Inc.
                                      14180 Dallas Parkway, Suite 900
                                      Dallas, Texas  75254
                                      Attn: Chief Legal Officer

        If to the Executive, at his last residence shown on the records of the Company,

        with a copy to:
                                      ------------------------------

                                      ------------------------------

                                      ------------------------------

                                      ------------------------------

                                      ------------------------------

Any such notice shall be effective (i) if delivered personally, when received,
(ii) if sent by overnight courier, when receipted for, and (iii) if mailed, two
(2) days after being mailed as described above.

         (b) SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

         (c) WAIVERS. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

         (d) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         (e) ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company's successors and the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. This Agreement shall not be assignable by the Executive, it being understood and agreed that this is a contract for the Executive's personal services. This Agreement shall not be assignable by the Company except in connection with a transaction involving the succession by a third party to all or substantially all of the Company's business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise), in which case such successor shall assume this Agreement and expressly agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets that executes and delivers the assumption agreement described in the immediately preceding sentence or that becomes bound by this Agreement by operation of law.

         (f) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and may not be amended except by a written instrument hereafter signed by the Executive and a duly authorized representative of the Board.

         (g) GOVERNING LAW. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law. Jurisdiction and venue shall be solely in the federal or state courts of Dallas County, Texas. This provision should not be read as a waiver of any right to removal to federal court in Dallas County.

         (h) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. The headings of sections of this Agreement are for convenience of reference only and shall not affect its meaning or construction.

         (i) PAYMENTS AND EXERCISE OF RIGHTS AFTER DEATH. Any amounts due hereunder after the Executive's death shall be paid to the Executive's designated beneficiary or beneficiaries, whether received as a designated beneficiary or by will or the laws of descent and distribution. The Executive may designate a beneficiary or beneficiaries for all purposes of this Agreement, and may change at any time such designation, by notice to the Company making specific reference to this Agreement. If no designated beneficiary survives the Executive or the Executive fails to designate a beneficiary for purposes of this Agreement prior to his death, all amounts thereafter due hereunder shall be paid, as and when payable, to his spouse, if she survives the Executive, and otherwise to his estate.

         (j) CONSULTATION WITH COUNSEL. The Executive acknowledges that he has had a full and complete opportunity to consult with counsel or other advisers of his own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has not made any representations or warranties to the Executive concerning the terms, enforceability and implications of this Agreement other than as are reflected in this Agreement.

         (k) WITHHOLDING. Any payments provided for in this Agreement shall be paid net of any applicable tax withholding required under federal, state or local law.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.

                                           REIT:


                                           ASHFORD HOSPITALITY TRUST, INC.


                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------


                                           Dated:
                                                 ----------------------------



                                           OPERATING PARTNERSHIP:


                                           ASHFORD HOSPITALITY LIMITED
                                           PARTNERSHIP


                                           By: Ashford OP General Partner, LLC


                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------


                                           Dated:
                                                 ----------------------------



                                           EXECUTIVE:


                                           ----------------------------------
                                           MONTGOMERY J. BENNETT


                                           Dated:
                                                 ----------------------------

                                   EXHIBIT "A"

                               RELEASE AND WAIVER

         THIS RELEASE AND WAIVER (the "Termination Release") is made as of the _____ day of ___________, 2003 by MONTGOMERY J. BENNETT (the "Executive").

         WHEREAS, the Executive, Ashford Hospitality Trust, Inc. (the "REIT"), and Ashford Hospitality Limited Partnership (the "Operating Partnership") have entered into an Employment Agreement (the "Agreement") dated as of ________________, 2003 and providing certain compensation and severance amounts upon the Executive's termination of employment; and

         WHEREAS, the Executive has agreed, pursuant to the terms of the Agreement, to execute a release and waiver in the form set forth in this Termination Release in consideration of the REIT and the Operating Partnership (collectively, the "Company") agreement to provide the compensation and severance amounts upon the Executive's termination of employment set out in the Agreement; and

         WHEREAS, the Company and the Executive desire to settle all rights, duties and obligations between them, including without limitation all such rights, duties, and obligations arising under the Agreement or otherwise out of the Executive's employment by the Company;

         NOW THEREFORE, intending to be legally bound and for good and valid consideration the sufficiency of which is hereby acknowledged, the Executive agrees as follows:

         1. RELEASE. (a) The Executive knowingly and voluntarily releases, acquits, covenants not to sue and forever discharges the Company, and its respective owners, parents, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, divisions and subsidiaries (collectively, the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, causes of action, suits, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, against them which the Executive or any of his heirs, executors, administrators, successors and assigns ever had, now has or at any time hereafter may have, own or hold by reason of any matter, fact, or cause whatsoever from the beginning of time up to and including the date of this Termination Release, including without limitation all claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, Texas Labor Code
Section 21.001, et seq. (Texas Employment Discrimination); Texas Labor Code
Section 61.001, et seq. (Texas Pay Day Act); Texas Labor Code Section 62.002, et seq. (Texas Minimum Wage Act); Texas Labor Code Section 201.001, et seq. (Texas Unemployment Compensation Act); Texas Labor Code Section 401.001, et seq., specifically Section 451.001 formerly codified as Article 8307c of the Revised Civil Statutes (Texas Workers' Compensation Act and Discrimination Issues); and Texas Genetic Information and Testing Law, each as amended, or any other federal, state or local laws, rules, regulations, ordinances, judicial decisions or public policies now or hereafter recognized.

         (a) The Executive represents that he has not filed or permitted to be filed against the Releasee, any complaints, charges or lawsuits and covenants and agrees that he will not seek or be entitled to any personal recovery in any court or before any governmental agency, arbitrator or self-regulatory body against any of the Releasees arising out of any matters set forth in Section 1(a) hereof. Nothing herein shall prevent the Executive from seeking to enforce his rights under the Agreement. The Executive does not hereby waive or release his rights to any benefits under the Company's employee benefit plans to which he is or will be entitled pursuant to the terms of such plans in the ordinary course.

         2. ACKNOWLEDGMENT. The Company has advised the Executive to consult with an attorney of his choosing prior to signing this Termination Release and the Executive hereby represents to the Company that he has been offered an opportunity to consult with an attorney prior to signing this Termination Release. The Company has also advised the Executive that Executive has up to twenty-one days to consider and sign the Release and Waiver and up to seven days after signing in which to revoke acceptance by giving notice to _______________ at _________________ by personal delivery or by mail postmarked no later than the seventh day after the Executive signs the Release and Waiver.

         IN WITNESS WHEREOF, the Executive has executed this Termination Release under seal as of the day and year first above written.



                                          --------------------------------------
                                          MONTGOMERY J. BENNETT



                                      A-2